Exhibit 99.1	:	Contact:	Susannah Robinson
Director, Investor Relations
617-342-6129
susannah_robinson@cabot-corp.com

CABOT ANNOUNCES SECOND QUARTER FISCAL 2010 OPERATING RESULTS
Strong performance from emerging market volume and overall margin management

BOSTON (April 28, 2010)-  Cabot Corporation (NYSE: CBT) today announced results for its second quarter of fiscal year 2010.

Key Highlights
▪	Volumes increase 30-40% from second quarter 2009 as market demand stabilizes near first quarter 2010 levels

▪	Emerging markets and robust unit margins continue to be main drivers of recovery

▪	Supermetals Business profits stabilizing from restructured operations and tantalum market rebound

▪	New Business Segment continues to show steady improvement

(In millions, except per share amounts)	2010		2009
	Second	First	Second	First
	Quarter	6 months	Quarter	6 months

Net sales	$712	$1,391	$470	$1,122
Net income (loss) per share attributable to Cabot Corporation	$0.66	$1.10	$(0.93)	$(0.87)
Less: Certain items per share	$(0.13)	$(0.34)	$(0.63)	$(0.65)
Adjusted earnings (loss) per share	$0.79	$1.44	$(0.30)	$(0.22)

Commenting on the results, Patrick Prevost, Cabot’s President and CEO, stated, “Cabot’s second quarter results confirm the momentum of demand recovery and robustness of our business across all segments.  Our overall efforts in the key strategic areas of margin improvement, emerging market expansion and new business development were instrumental in this strong performance.  Market demand has stabilized slightly ahead of first quarter 2010 levels with emerging markets continuing to show significant strength.  New emerging market capacity and technology investments in energy recovery and yield enhancement are contributing positively to our results.  The New Business Segment continues to show steady progress.  Our focus over the past eighteen months on our highest value new business opportunities has yielded a significant improvement in the segment’s financial performance.”

Financial Detail
For the second quarter of fiscal 2010, net income attributable to Cabot Corporation was $43 million ($0.66 per diluted common share).  Adjusted EPS was income of $0.79 per common share, excluding $0.13 per common share of certain items related to restructuring charges.  These amounts included $14 million ($0.21 per diluted common share) of discrete tax benefits primarily associated with audit settlements during the quarter.

Segment Results
Core Segment-  Second quarter fiscal 2010 profitability in the Rubber Blacks Business increased by $56 million when compared to the same quarter of fiscal 2009.  Volumes increased by 28% globally driven by improved demand in the tire and automotive markets. Volumes in Asia Pacific and China increased by 50% over the second quarter of fiscal 2009, South America by 31%, North America by 14% and Europe, Middle East, Africa by 8%.  Unfavorable high cost inventory effects in the second quarter of fiscal 2009, that did not reoccur in the same period of fiscal 2010, benefited results by $31 million.  The absence of $7 million of one time revenue recognition benefits from the first quarter was partially offset by expanded unit margins and 1% higher volumes leading to a $3 million decrease in sequential profitability.

Second quarter fiscal 2010 profitability in the Supermetals Business increased by $11 million compared to the same quarter of fiscal 2009.  The increase was principally due to higher volumes from stronger demand in the electronics market, lower raw material costs and reduced fixed costs.  When compared to the first quarter of fiscal 2010, profitability decreased by $1 million principally due to timing of shipments.

Performance Segment-  Second quarter fiscal 2010 profitability in the Performance Segment increased by $32 million when compared to the same quarter of fiscal 2009.  The increase was driven by higher volumes from improved demand in the automotive, construction, infrastructure and electronics markets and increased unit margins.  Volumes increased by 33% in Performance Products and by 47% in Fumed Metal Oxides when compared to the second quarter of fiscal 2009.  Unfavorable high cost inventory effects in the second quarter of fiscal 2009 did not reoccur in the same period of fiscal 2010, benefiting results by $11 million.  Sequentially, profitability decreased by $3 million.  Volume increases of 9% in Performance Products and 3% in Fumed Metal Oxides were more than offset by the absence of $2 million of one time revenue recognition benefits from the first quarter and a $3 million unfavorable LIFO impact.

New Business Segment-  Second quarter fiscal 2010 revenues in the New Business Segment increased by $6 million when compared to the second quarter of fiscal 2009 driven principally by improved revenues in Inkjet Colorants and the Aerogel Business.  During the second quarter of fiscal 2010 the New Business Segment reported $1 million of profit, a $2 million improvement over the second quarter of fiscal 2009 and a $4 million increase sequentially.

Specialty Fluids Segment-  Profitability in the Specialty Fluids Segment for the second quarter of fiscal 2010 increased by $1 million when compared to the second quarter of fiscal 2009 due to increased rental activity and a favorable service mix.  Sequentially, profitability was flat as a favorable service mix was offset by decreased rental activity.  The business continues to expand its activity outside of the core North Sea region, with 38% of revenue in the second quarter of fiscal 2010 coming from other regions, compared to 9% in the second quarter of fiscal 2009 and 22% in the first quarter of fiscal 2010.

Cash Performance-  The Company ended the second quarter of fiscal 2010 with a cash balance of $248 million despite a $38 million increase in working capital from higher accounts receivable balances.  Capital expenditures for the second quarter of fiscal 2010 were $18 million.

Taxes-  During the second quarter of fiscal 2010, the Company recorded a tax benefit of $1 million including $14 million of discrete tax benefits primarily associated with favorable audit settlements during the quarter.  Excluding discrete items, the operating tax rate for the quarter was approximately 25%.

Outlook
Commenting on the outlook for the Company, Prevost said, “We are optimistic about the remainder of fiscal 2010 and beyond.  As market demand has stabilized, we have been successful at leveraging the actions we have taken over the past year.  The Company is now positioned with a solid level of earnings and a strong balance sheet, which allows us to continue focusing on our earnings growth strategy.  We remain on track to meet our long term financial goals.”

Earnings Call
The Company will host a conference call with industry analysts at 2:00 p.m. Eastern time on April 29, 2010.  The call can be accessed through Cabot’s investor relations website at http://investor.cabot-corp.com.

Cabot Corporation, headquartered in Boston, Massachusetts, is a global performance materials company. Cabot’s major products are carbon black, capacitor materials, fumed silica, cesium formate drilling fluids, inkjet colorants and aerogels.  The Company’s website is:  http://www.cabot-corp.com.

Forward-Looking Statements-  This earnings release contains forward-looking statements based on management’s current expectations, estimates and projections.  All statements that address expectations or projections about the future (including our expectations concerning demand for our products), strategy for growth, market position, and expected financial results are forward-looking statements.  Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions.  These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions.  Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Cabot, particularly its latest annual report on Form 10-K, could cause results to differ materially from those stated.  These factors include, but are not limited to changes in raw material costs; costs associated with the research and development of new products, including regulatory approval and market acceptance; competitive pressures; successful integration of structural changes, including restructuring plans, and joint ventures; the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; and severe weather events that cause business interruptions, including plant and power outages, or disruptions in supplier or customer operations.

Explanation of Terms Used-  When explaining factors affecting our performance, we use several terms. The term “LIFO benefit” or “LIFO impact” includes two factors: (i) the impact of current inventory costs being recognized immediately in cost of goods sold (“COGS”) under a last-in first-out method, compared to the older costs that would have been included in COGS under a first-in first-out method (“COGS impact”); and (ii) the impact of reductions in inventory quantities, causing historical inventory costs to flow through COGS (“liquidation impact”).  The LIFO impact for the Company (including the Rubber Blacks, Performance Products and Supermetals Businesses) for the second quarter of fiscal 2010 was a benefit of $2 million and is comprised of a favorable $4 million liquidation impact partially offset by a $2 million unfavorable COGS impact.  The term “service mix” refers to the positive or negative impact on revenue or profitability during a period from changes in the combination of customers and prices in the Specialty Fluids Business.

Use of Non-GAAP Financial Measures-  The preceding discussion of our results and the accompanying financial tables report adjusted EPS and also include information on our reportable segment sales and segment (or business) operating profit before taxes (“PBT”).   Adjusted EPS and segment PBT are non-GAAP financial measures and are not intended to replace EPS and income (loss) from continuing operations before taxes, equity in net income of affiliated companies and minority interest, respectively, the most directly comparable GAAP financial measures.  Both EPS and adjusted EPS are calculated on a diluted share basis.  In calculating adjusted EPS and segment PBT, we exclude certain items, meaning items that are significant and unusual or infrequent and not believed to reflect the true underlying business performance, and, therefore, are not allocated to a segment’s results or included in adjusted EPS.  Further, in calculating segment PBT we include equity in net income of affiliated companies, royalties paid by equity affiliates and allocated corporate costs but exclude interest expense, foreign currency translation gains and losses, interest income, dividend income and unallocated corporate costs. Our chief operating decision-maker uses adjusted EPS to evaluate the underlying earnings power of the Company.  Segment PBT is used to evaluate changes in the operating results of each segment before non-operating factors and before certain items and to allocate resources to the segments.  We believe that these non-GAAP measures also assist our investors in evaluating the changes in our results and the Company’s performance.  A reconciliation of adjusted EPS to EPS is shown in the table titled Certain Items and Reconciliation of Adjusted EPS, and a reconciliation of total segment PBT to income (loss) from operations before taxes, equity in net income of affiliated companies and minority interest is shown in the table titled Summary Results by Segments.  The certain items that are excluded from our calculation of adjusted EPS and segment PBT are detailed in the table titled Certain Items and Reconciliation of Adjusted EPS.

Exhibit 99.1

Second Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED STATEMENTS OF OPERATIONS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2010	2009	2010	2009

Net sales and other operating revenues	$712	$470	$1,391	$1,122

Cost of sales	572	475	1,115	1,035
Gross profit	140	(5)	276	87

Selling and administrative expenses	61	54	128	110
Research and technical expenses	19	19	37	37
Income (loss) from operations	60	(78)	111	(60)

Other income and expense
Interest and dividend income	-	1	-	2
Interest expense	(11)	(8)	(20)	(17)
Other expense	(4)	(6)	(4)	(15)
Total other income and (expense)	(15)	(13)	(24)	(30)

Income (loss) from continuing operations before income taxes and equity in net
income of affiliated companies	45	(91)	87	(90)
Benefit (provision) for income taxes	1	31	(10)	30
Equity in net income of affiliated companies, net of tax	1	-	4	2
Net income (loss)	$47	$(60)	$81	$(58)

Net income (loss) attributable to noncontrolling interests, net of tax	4	(2)	9	(4)
Net income (loss) attributable to Cabot Corporation	$43	$(58)	$72	$(54)

Diluted earnings per share of common stock
Net income (loss) attributable to Cabot Corporation (A)	$0.66	$(0.93)	$1.10	$(0.87)
Weighted average common shares outstanding
Diluted	64	63	64	63

(A)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

Second Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION SUMMARY RESULTS BY SEGMENTS

Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2010	2009	2010	2009

SALES

Core Segment	$453	$295	$894	$739
Rubber blacks	417	272	813	671
Supermetals	36	23	81	68

Performance Segment	200	132	384	289
Performance products	138	90	260	195
Fumed metal oxides	62	42	124	94

New Business Segment	22	16	39	34
Inkjet colorants	14	9	28	22
Aerogel	6	5	8	9
Superior MicroPowders	2	2	3	3

Specialty Fluids Segment	15	11	30	26

Segment sales	690	454	1,347	1,088

Unallocated and other (A)	22	16	44	34

Net sales and other operating revenues	$712	$470	$1,391	$1,122

SEGMENT PROFIT (LOSS)

Core Segment	$43	$(24)	$90	$3

Rubber blacks	39	(17)	81	7
Supermetals	4	(7)	9	(4)

Performance Segment	31	(1)	65	2

New Business Segment	1	(1)	(2)	(4)

Specialty Fluids Segment	5	4	10	8

Total Segment Profit (Loss) (B)	80	(22)	163	9

Interest expense	(11)	(8)	(20)	(17)
Certain items (C)	(9)	(46)	(26)	(48)
Unallocated corporate costs	(10)	(8)	(21)	(15)
General unallocated expense (D)	(4)	(7)	(5)	(17)
Less: Equity in net income of affiliated companies, net of tax	(1)	-	(4)	(2)

Income (loss) from continuing operations before income taxes and equity in
net income of affiliated companies	45	(91)	87	(90)

Benefit (provision) for income taxes	1	31	(10)	30

Equity in net income of affiliated companies, net of tax	1	-	4	2
Net income (loss)	$47	$(60)	$81	$(58)

Net income (loss) attributable to noncontrolling interests, net of tax	4	(2)	9	(4)

Net income (loss) attributable to Cabot Corporation	$43	$(58)	$72	$(54)

Diluted earnings per share of common stock

Net income (loss) attributable to Cabot Corporation (E)	$0.66	$(0.93)	$1.10	$(0.87)

Weighted average common shares outstanding

Diluted	64	63	64	63

(A)	Unallocated and other reflects royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.

(B)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(D)	General unallocated expense includes foreign currency transaction gains (losses), interest income, and dividend income.

(E)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

Second Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED FINANCIAL POSITION

	March 31,	September 30,
	2010	2009
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current assets:

Cash and cash equivalents	$248	$304
Short-term marketable securities	1	1
Accounts and notes receivable, net of reserve for doubtful accounts of $5 and $6	548	452
Inventories:
Raw materials	128	118
Work in process	40	44
Finished goods	174	165
Other	32	31
Total inventories	374	358
Prepaid expenses and other current assets	65	53
Deferred income taxes	32	32
Total current assets	1,268	1,200

Investments:
Equity affiliates	59	60
Long-term marketable securities and cost investments	1	1
Total investments	60	61

Property, plant and equipment	2,939	3,000
Accumulated depreciation and amortization	(1,983)	(1,988)
Net property, plant and equipment	956	1,012

Goodwill	36	37
Intangible assets, net of accumulated amortization of $11 and $11	2	2
Assets held for rent	41	43
Deferred income taxes	240	235
Other assets	84	86

Total assets	$2,687	$2,676

Second Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CONSOLIDATED FINANCIAL POSITION

	March 31,	September 30,
	2010	2009
Dollars in millions, except share and per share amounts	(unaudited)	(audited)

Current liabilities:

Notes payable to banks	$38	$29
Accounts payable and accrued liabilities	377	407
Income taxes payable	23	31
Deferred income taxes	5	5
Current portion of long-term debt	21	5
Total current liabilities	464	477

Long-term debt	602	623
Deferred income taxes	11	11
Other liabilities	309	328

Stockholders' equity:
Preferred stock:
Authorized: 2,000,000 shares of $1 par value
Issued and outstanding: None and none	-	-
Common stock:
Authorized: 200,000,000 shares of $1 par value
Issued: 65,412,119 and 65,401,485 shares	65	65
Outstanding: 65,351,880 and 65,309,155 shares
Less cost of 60,239 and 92,330 shares of common treasury stock	(2)	(2)
Additional paid-in capital	32	18
Retained earnings	1,067	1,018
Deferred employee benefits	(22)	(25)
Accumulated other comprehensive income	55	60
Total Cabot Corporation stockholders' equity	1,195	1,134
Noncontrolling interests	106	103
Total equity	1,301	1,237
Total liabilities and equity	$2,687	$2,676

CABOT CORPORATION
	Fiscal 2009					Fiscal 2010
In millions,
except per share amounts (unaudited)	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY	Dec. Q.	Mar. Q.	June Q.	Sept. Q.	FY

Sales
Core Segment	$444	$295	$310	$377	$1,426	$441	$453			$894
Rubber blacks	399	272	272	343	1,286	396	417			813
Supermetals	45	23	38	34	140	45	36			81
Performance Segment	157	132	149	183	621	184	200			384
Performance products	105	90	98	118	411	122	138			260
Fumed metal oxides	52	42	51	65	210	62	62			124
New Business Segment	18	16	14	19	67	17	22			39
Inkjet colorants	13	9	10	14	46	14	14			28
Aerogel	4	5	2	4	15	2	6			8
Superior MicroPowders	1	2	2	1	6	1	2			3
Specialty Fluids Segment	15	11	19	14	59	15	15			30
Segment Sales	634	454	492	593	2,173	657	690			1,347
Unallocated and other (A)	18	16	19	17	70	22	22			44

Net sales and other operating revenues	$652	$470	$511	$610	$2,243	$679	$712			$1,391

Segment Profit (Loss)
Core Segment	$27	$(24)	$14	$16	$33	$47	$43			$90
Rubber blacks	24	(17)	11	16	34	42	39			81
Supermetals	3	(7)	3	-	(1)	5	4			9
Performance Segment	3	(1)	10	28	40	34	31			65
New Business Segment	(3)	(1)	(4)	(2)	(10)	(3)	1			(2)
Specialty Fluids Segment	4	4	9	4	21	5	5			10
Total Segment Profit (Loss) (B)	31	(22)	29	46	84	83	80			163

Interest expense	(9)	(8)	(6)	(7)	(30)	(9)	(11)			(20)
Certain items (C)	(2)	(46)	(19)	(36)	(103)	(17)	(9)			(26)
Unallocated corporate costs	(7)	(8)	(7)	(6)	(28)	(11)	(10)			(21)
General unallocated expense (D)	(10)	(7)	1	(4)	(20)	(1)	(4)			(5)
Less: Equity in net income of affiliated companies, net of tax	(2)	-	-	(3)	(5)	(3)	(1)			(4)

Income (loss) before income taxes and equity in net income of affiliated companies	1	(91)	(2)	(10)	(102)	42	45			87
(Provision) benefit for income taxes	(1)	31	(7)	(1)	22	(11)	1			(10)
Equity in net income of affiliated companies, net of tax	2	-	-	3	5	3	1			4

Income (loss) from continuing operations	2	(60)	(9)	(8)	(75)	34	47			81

Loss from discontinued operations, net of tax (E)	-	-	-	-	-	-	-			-

Net income (loss)	2	(60)	(9)	(8)	(75)	34	47			81

Net (loss) income attributable to noncontrolling interests, net of tax	(2)	(2)	3	3	2	5	4			9

Net income (loss) attributable to Cabot Corporation	$4	$(58)	$(12)	$(11)	$(77)	$29	$43			$72

Diluted earnings (loss) per share of common stock attributable to Cabot Corporation

Continuing operations (F)	$0.06	$(0.93)	$(0.18)	$(0.18)	$(1.24)	$0.44	$0.66			$1.10

Discontinued operations (E), (F)	-	-	(0.01)	-	(0.01)	-	-			-

Net income (loss) attributable to Cabot Corporation (F)	$0.06	$(0.93)	$(0.19)	$(0.18)	$(1.25)	$0.44	$0.66			$1.10

Weighted average common shares outstanding
Diluted	63	63	63	64	63	64	64			64

(A)	Unallocated and other reflects royalties paid by equity affiliates and other operating revenues and external shipping and handling fees.
(B)
Segment profit is a measure used by Cabot's Chief Operating Decision-Maker to measure consolidated operating results, assess segment performance and allocate resources. Segment profit includes equity in net income of affiliated companies, royalty income, and allocated corporate costs.

(C)	Details of certain items are presented in the Certain Items and Reconciliation of Adjusted EPS table.

(D)	General unallocated expense includes foreign currency transaction gains (losses), interest income, and dividend income.
(E)	Amounts relate to legal settlements in connection with our discontinued operations.

(F)
Prior year earnings per share has been recast due to Cabot’s adoption of an accounting pronouncement in the first quarter of fiscal 2010 that changes the methodology for allocating earnings among shareholders.  Under this guidance, certain of Cabot's unvested share-based payment awards must be included in the earnings allocation process in computing earnings per share.  This guidance has been applied retrospectively so that all periods are shown on a consistent basis.

Second Quarter Earnings Announcement, Fiscal 2010

CABOT CORPORATION CERTAIN ITEMS AND RECONCILIATION OF ADJUSTED EPS

CERTAIN ITEMS:
Periods ended March 31	Three Months				Six Months
Dollars in millions, except per share amounts (unaudited)	2010	2010	2009	2009	2010	2010	2009	2009
	$	per share(A)	$	per share(A)	$	per share(A)	$	per share(A)

Certain items before income taxes
Environmental reserves and legal settlements	$-	$-	$-	$-	$(1)	$(0.01)	$-	$-
Recovery of previously impaired investment	-	-	-	-	1	0.01	-	-
Long-lived asset impairment (B)	-	-	-	-	(2)	(0.02)	-	-
Write-down of impaired investments	-	-	(1)	(0.01)	-	-	(1)	(0.01)
Restructuring initiatives:
- 2009 Global	(9)	(0.13)	(45)	(0.62)	(24)	(0.32)	(45)	(0.62)
- 2008 Global	-	-	1	0.01	-	-	(1)	(0.01)
- North America	-	-	(1)	(0.01)	-	-	(2)	(0.02)
- Europe (C)	-	-	-	-	-	-	1	0.01
Total certain items	(9)	(0.13)	(46)	(0.63)	(26)	(0.34)	(48)	(0.65)

Tax impact of certain items	1	-	6	-	4	-	7	-
Total certain items after tax	$(8)	$(0.13)	$(40)	$(0.63)	$(22)	$(0.34)	$(41)	$(0.65)

Periods ended March 31	Three Months		Six Months
Dollars in millions (unaudited)	2010	2009	2010	2009

Statement of Operations Line Item

Cost of sales	$(5)	$(40)	$(13)	$(41)

Selling and administrative expenses	(4)	(4)	(13)	(5)

Research and technical expenses	-	(2)	-	(2)

Total certain items	$(9)	$(46)	$(26)	$(48)

NON-GAAP MEASURE:
Periods ended March 31	Three Months		Six Months
Dollars in millions, except per share amounts (unaudited)	2010	2009	2010	2009
	per share(A)	per share(A)	per share(A)	per share(A)
Reconciliation of Adjusted EPS to GAAP EPS
Total Diluted EPS	$0.66	$(0.93)	$1.10	$(0.87)
Certain items	(0.13)	(0.63)	(0.34)	(0.65)
Adjusted EPS	$0.79	$(0.30)	$1.44	$(0.22)

(A)	Per share amounts are calculated after tax.
(B)	Land related to former carbon black site.
(C)	Amount relates to former carbon black facilities.